Exhibit 10.2.1.7

                                WAIVER AGREEMENT


             THIS WAIVER AGREEMENT (this "Agreement") is entered into as of the 9th day of June, 2006, by and among CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership (the "Borrower"), CALPINE HERMISTON, LLC, a
Delaware limited liability company ("Calpine LLC"), CPN HERMISTON, LLC, a Delaware limited liability company ("CPN LLC"), and HERMISTON POWER PARTNERSHIP, an Oregon general partnership (the "Hermiston Partnership" and, together with Calpine LLC and CPN LLC, the "Guarantors"), the lenders party hereto (the "Lenders"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent (together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS

             WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Sole Lead Arranger entered into a Credit and Guarantee Agreement, dated as of August 14, 2003 (as amended on September 12, 2003, January 13, 2004, March 5, 2004, and March 15, 2006, and as may be further amended from time to time, the "Credit Agreement"), pursuant to which the Borrower borrowed, on a non-recourse basis as described in the Credit Agreement, $385,000,000 in aggregate principal amount of First Priority Senior Secured Institutional Term Loans due 2009 (the "Term Loans");

             WHEREAS, on December 20, 2005, Calpine Corporation ("Calpine") and certain of its controlled subsidiaries, including, among others, Calpine Operating Services Company, Inc. and Calpine Energy Services, L.P. ("CES"), filed a voluntary proceeding for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Proceeding");

             WHEREAS, CES, the Borrower and certain of the Borrower's subsidiaries are parties to the Index Based Gas Sale and Power Purchase Agreement dated as of August 14, 2003, as amended (the "PPA"), pursuant to which the Borrower purchases natural gas from CES for its power generating facilities, and CES purchases power generated by the facilities from the Borrower;

             WHEREAS, on November 1, 2005, as permitted under the Credit Agreement, the Borrower used net proceeds of approximately $212.0 million from the sale of one of its facilities to make a prepayment to CES for gas under the PPA (the "Gas Prepay Transaction");

             WHEREAS, ordinarily under the PPA, the cost of gas consumed by the Borrower's facilities is offset against the cost of power generated by the facilities, with CES paying the Borrower only the net amount due, such payments generally being made on the 25th of each month for services provided during the prior month; however, due to the Gas Prepay Transaction, CES was obligated for a period of time to pay the full cost for the power under the PPA, without offset, which resulted in larger than usual payments owing to the Borrower under the PPA;

             WHEREAS, CES failed to timely make a number of payments owing to the Borrower under the PPA, including in respect of gas deliveries during February 2006, approximately $18.5 million due on March 27, 2006 (the "March PPA Payment" );

             WHEREAS, the failure by CES to timely make the March PPA Payment constitutes an Event of Default under the Credit Agreement (the "March PPA Payment Default");

             WHEREAS, the Borrower has failed to timely provide to the Lenders a financial report for the periods ended December 31, 2005 and March 31, 2006 (the "Financial Reports") as required to be provided to them pursuant to Section 5.01(a) of the Credit Agreement;

             WHEREAS, the failure by the Borrower to timely provide the Financial Reports constitutes a Default (the "Reporting Default, " and together with the March PPA Payment Default, the "Specified Defaults");

             WHEREAS, pursuant to a waiver request, commenced as of June 6, 2006 and completed as of June 9, 2006 (the "Waiver Request"), the Borrower has asked the Lenders to waive the Specified Defaults; and

             WHEREAS, the Lenders, on the terms and subject to the conditions hereinafter provided, are willing to waive the Specified Defaults.

             NOW  THEREFORE,  in  consideration  of the  premises and the mutual
agreements  set  forth,   the  receipt  and  sufficiency  of  which  are  hereby
acknowledged, the parties hereto hereby agree as follows:

             1. Definitions. Unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement

             2. Waiver.

                (a) Upon satisfaction of the conditions set forth in Section 3 of this Agreement, the Lenders, pursuant to the terms of Section 7.04 of the Credit Agreement, hereby waive application of Sections 7.01(d) and 7.01(i) of the Credit Agreement (the "Waiver") solely to the extent applicable to the Specified Defaults, such Waiver being effective on the first date that all of the conditions set forth in Section 3 of this Agreement shall have been satisfied (the "Waiver Effective Date").

                (b) Except for the Waiver expressly set forth above in subsection (a), the Administrative Agent and the Lenders reserve each and every right and remedy they may have under the Credit Agreement and the Security Documents (the "Term Loan Documents") and under applicable law with respect to any Default or Event of Default.

             3. Conditions. The effectiveness of Section 2(a)of this Agreement is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Requisite Lenders):


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

                (a)  the Borrower and the Guarantors named as signatories hereto
and  the   Requisite   Lenders   shall  have   executed  and  delivered  to  the
Administrative Agent their respective counterparts of this Agreement;

                (b) the Borrower shall have paid to the Administrative Agent, in cash or other immediately available funds, reimbursement of all outstanding fees and expenses of the Administrative Agent owing under Section 13.02 of the Credit Agreement as well as all other fees owing to the Administrative Agent arising under this Agreement, the Credit Agreement or any other agreement; and

                (c) a waiver agreement (in form and substance reasonably acceptable to the Administrative Agent) with the Holders of Notes (the "Waiver Under Indenture") shall have been negotiated and shall become effective concurrently with this Agreement, provided, that any conditions to effectiveness or consideration made available to the Holders of Notes for such agreement shall be made available to the Administrative Agent and the Lenders as conditions to effectiveness of, or as consideration for, this Agreement.

             4. The PPA. Notwithstanding the occurrence of the Waiver Effective Date, this Waiver shall cease to be effective if (i) the Borrower, the Lenders and the Administrative Agent (if required under the terms of the Term Loan Documents) shall not have reached agreement regarding the assumption, whether on amended terms or otherwise, of the PPA in the Proceeding on or before August 4, 2006 or (ii) the Borrower shall not have delivered to the financial advisor specified in Section 11(b) below, subject to execution of an appropriate and mutually agreed upon confidentiality agreement, on or prior to June 19, 2006, the analysis of cash flows for the Borrower's facilities under the PPA prepared by PA Consulting Group, Inc.

             5. Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants to each Lender and the Administrative Agent that
(a) this Agreement has been duly authorized, executed and delivered by the Borrower or Guarantor, as applicable, and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of generally applicability relating to or affecting creditors' rights and to general equity principles; (b) the execution and delivery of this Agreement (i) does not require any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, except such as have been obtained or made and are in full force and effect as of the date hereof and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or Guarantor, as applicable, or any order of any governmental agency or body, or breach or conflict with any material agreement to which the Borrower or Guarantor, as applicable, is a party or by which the Borrower or Guarantor, as applicable, is bound; and (c) except for the Specified Defaults, no Default or Event of Default under the Credit Agreement exists and is continuing.

             6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.


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

             7. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or the Guarantors under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers or the Guarantors to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Waiver Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.

             8. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

             9. Headings. Headings herein are include herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

            10. Administrative Agent's Expense. Without limiting any of the Administrative Agent's rights, or any of the Borrower's obligations under
Section 13.02 of the Credit Agreement, the Borrower hereby agrees to promptly reimburse the Administrative Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement or any document, instrument, agreement delivered pursuant to this Agreement.

            11. Legal Expenses; Financial Advisor.

                (a) Without limiting any of the Administrative Agent's rights, or any of the Borrower's obligations under, Section 13.02 of the Credit Agreement, the Borrower hereby agrees to promptly reimburse to the Lenders and the Administrative Agent all reasonable attorney and paralegal fees and related expenses of Latham & Watkins LLP relating to (i) analysis of issues relating to the PPA, including the analysis done by PA Consulting Group, Inc., and the impact of the PPA on the Borrower's business and (ii) the assumption or rejection of the PPA in the Proceeding and any matters related thereto that affect the rights of the Lenders or the Administrative Agent under the Credit Agreement.

                (b) In addition to the rights provided in paragraph (a) above, the Borrower shall cause to be provided to the Administrative Agent and the Lenders the work product of the financial advisor to be engaged pursuant to
Section 2.5 of the Waiver Under Indenture in the same manner as provided to the holders of the Notes.

            12. Proof of Claim. The Borrower shall include in its proof of claim against CES in the Proceeding, the amount of the unpaid March PPA Payment.


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

            13. Preservation of Prior Representations. Notwithstanding anything herein to the contrary, all agreements, admissions, affirmations, representations, ratifications and releases by the Borrower and each Guarantor made in the Waiver Agreement dated March 15, 2006, including, but not limited to, those in Sections 6 and 8 thereof, are expressly confirmed and preserved.



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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 CALPINE CONSTRUCTION FINANCE COMPANY, L.P.


                                 By:      /s/ Charles B. Clark, Jr.
                                     -------------------------------------------
                                     Name:  Charles B. Clark
                                     Title: Chief Financial Officer



                                 CALPINE HERMISTON, LLC


                                 By:      /s/ Charles B. Clark, Jr.
                                     -------------------------------------------
                                     Name:  Charles B. Clark
                                     Title: Chief Financial Officer



                                 CPN HERMISTON, LLC


                                 By:      /s/ Charles B. Clark, Jr.
                                     -------------------------------------------
                                     Name:  Charles B. Clark
                                     Title: Chief Financial Officer



                                 HERMISTON POWER PARTNERSHIP


                                 By:      /s/ Charles B. Clark, Jr.
                                     -------------------------------------------
                                     Name:  Charles B. Clark
                                     Title: Chief Financial Officer



                                 GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                 as Administrative Agent, Sole Lead Arranger,
                                 Syndication Agent and a Lender


                                 By:        /s/ Stephen King
                                     -------------------------------------------
                                     Name:  Stephen King
                                     Title: Authorized Signatory


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

                                              CONSENTING LENDER:


                                 -----------------------------------------------

                                 By:
                                     -------------------------------------------


                                     Name:


                                     Title:



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